Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors

VeriSign, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-45237, 333-46803, 333-58583, 333-82941, 333-39212, 333-50072, 333-53230, 333-59458, 333-69818, 333-75236, 333-86178, 333-86188, 333-106395, 333-113431, 333-117908, 333-123937, 333-125052, 333-126352, 333-127249, 333-132988, 333-134026, 333-144590, and 333-147136) on Form S-8 and registration statements (Nos. 333-74393, 333-77433, 333-89991, 333-94445, 333-72222, and 333-76386) on Form S-3 of VeriSign, Inc. of our reports dated February 29, 2008, with respect to the consolidated balance sheets of VeriSign, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, comprehensive (loss) income, and cash flows for each of the years in the three-year period ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of VeriSign, Inc.

As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment and FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, Effective January 1, 2006, and January 1, 2007, respectively.

Our report dated February 29, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, expresses our opinion that VeriSign, Inc. did not maintain effective internal control over financial reporting as of December 31, 2007, because of a material weakness related to the Company’s stock administration policies and practices.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of VeriSign, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive (loss) income, and cash flows for each of the years in the three-year period ended December 31, 2007. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2007 consolidated financial statements, and this report does not affect our report dated February 29, 2008, which expressed an unqualified opinion on those consolidated financial statements.

/s/ KPMG LLP

Mountain View, California

February 29, 2008